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                                   Exhibit 11

Statement re:  computation of per share earnings
- - ------------------------------------------------

                                           Thirteen Weeks Ended                    Twenty-Six Weeks Ended
                                       -----------------------------            -----------------------------
                                          Apr 2,            Apr 3,                Apr 2,             Apr 3,
                                           1995              1994                  1995               1994
                                       -----------       -----------            -----------       -----------
Weighted average shares
 outstanding                            11,372,454        11,229,807             11,359,090        11,226,747

Common Stock equivalents:
Stock options                              375,084           130,186                325,256           150,495
                                       -----------       -----------            -----------       -----------
     Total (1)                          11,747,538        11,359,993             11,684,346        11,377,242
                                       ===========       ===========            ===========       ===========

     Net Income                        $ 1,243,000       $   882,000            $ 2,763,000       $ 1,941,000
                                       ===========       ===========            ===========       ===========


EARNINGS PER COMMON SHARE              $       .11       $       .08            $       .24       $       .17
                                       ===========       ===========            ===========       ===========

(1) Average shares outstanding and all per share amounts included above are based on the increased numbers of shares giving retroactive effect to the five-for-four stock split discussed in Note 13 to the Consolidated Financial Statements for the Year Ended October 2, 1994.

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